Exhibit 10.9

THE PARENT COMPANY

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement set forth below (this “Agreement”) is dated as of the Date of Grant set forth below and is between The Parent Company, a Colorado corporation (the “Company”), and the individual named as Grantee below (the “Grantee”).

The Company has established its 2007 Long-Term Incentive Plan (the “Plan”) to advance the interests of the Company and its shareholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company and any parent, subsidiary or affiliate of the Company.

This Agreement evidences a grant of restricted stock as follows:

Grantee:

Total Number of Shares of

Restricted Stock Granted:

Date of Grant:

Vesting Start Date:

Vesting Dates:

Pursuant to the provisions of the Plan, the Board of Directors of the Company (the “Board”) or a Committee designated by the Board (the “Committee”) has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of the Company. The Board or the Committee authorized the execution and delivery of this Agreement. All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.

Agreement

The parties agree as follows:

Section 1. Grant of Restricted Stock. Subject and pursuant to all the terms and conditions stated in this Agreement and in the Plan, which is incorporated by this reference into this Agreement and made a part hereof as though fully set forth herein, and for and in consideration of the services performed and to be performed by the Grantee to the Company, the Company hereby grants to Grantee as of the Date of Grant set forth above, the number of restricted shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth above under the caption “Total Number of Shares of Restricted Stock Granted” (the “Restricted Stock”), and Grantee hereby accepts the Restricted Stock on such terms and conditions.

Section 2. Restrictions and Acceleration of Vesting.

(a) From and after the Date of Grant, Grantee shall have all of the rights and privileges of a shareholder with respect the Restricted Stock, including the right to vote and receive dividends, in all cases subject to the Restrictions (as defined below). The Restrictions shall initially apply as to 100% of the shares of Restricted Stock. The Restricted Stock will vest according to the vesting schedule set forth above under the caption “Vesting Schedule” (subject to accelerated vesting as provided below) and upon the vesting of shares of Restricted Stock the Restrictions will lapse and be of no further force and effect with respect to such shares of Restricted Stock that are then vested, provided, however, that the Vesting Schedule shall be extended for any period of time during which Grantee is on an approved leave of absence from employment with the Company. Grantee agrees that any and all shares of Common Stock acquired by Grantee as a result of a stock dividend with respect to the shares of Restricted Stock at any time prior to the date such shares are vested shall also be deemed to be “Restricted Stock” hereunder, shall have the same Vesting Schedule as the Restricted Stock originally granted to Grantee, and shall be subject to all the terms and conditions of this Agreement.

(b) The following restrictions (the “Restrictions”) shall be imposed on the shares of Restricted Stock until such shares are vested:

(i) Grantee will not be entitled to delivery of any stock certificate(s) representing such shares of Restricted Stock, and any entry on the books of the Company by the Company or its transfer agent of uncertificated shares representing such shares of Restricted Stock shall be subject to the Restrictions;

(ii) such shares of Restricted Stock may not be sold, assigned, pledged, hypothecated or otherwise disposed of or in any manner transferred, whether voluntarily or by operation of law or by gift or otherwise, other than by will or the laws of descent and distribution, and

(iii) in the event Grantee’s employment with the Company and its subsidiaries or affiliates terminates for any reason (including retirement), except as otherwise provided below, the shares of Restricted Stock will be forfeited by Grantee as of the date such employment terminates (or, if earlier, the date upon which Grantee is given written notice of discharge) and, in such event, (i) all rights of Grantee to receive such shares, (ii) all rights of Grantee as a holder of such shares, and (iii) all further rights of Grantee under this Agreement as to such shares, shall be terminated without further obligation on the part of the Company as of such date. Grantee hereby assigns and transfers any shares of Restricted Stock so forfeited (and, if such shares are certificated, the stock certificate(s) representing such shares) to the Company, free and clear of any claim whatsoever created by Grantee.

(c) If a Change of Control of the Company is consummated, then in such case the Committee may in its sole and complete discretion, except as otherwise provided in this Agreement, determine whether or not the Vesting Schedule shall be accelerated and the Restrictions shall lapse with respect to any then unvested shares of Restricted Stock and, if the Committee so determines, the Vesting Schedule shall be accelerated and the Restrictions shall lapse with respect to all or any portion of the balance of the shares of then unvested Restricted Stock as shall have been designated by the Committee as of the time immediately prior to the consummation of the Change of Control.

For purposes of this Agreement, a “Change of Control” shall include any of the following: (i) any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity; (ii) the sale of all or substantially all of the Company’s assets; (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding common stock of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act); (iv) the dissolution or liquidation of the Company; (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board; or (vi) any other event specified by the Board. Notwithstanding the forgoing, no transaction shall be considered to have effected a Change of Control if (i) twenty percent (20%) of the equity interests of the surviving parent entity is owned directly or indirectly by D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. or any of its affiliates or (ii) entities controlled by D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. or any its affiliates have the right to appoint a majority of the board of directors of the surviving parent entity.

Section 3. Delivery of Stock Powers, Stock Certificates and Uncertificated Shares.

(a) The effectiveness of this Agreement is conditioned upon Grantee’s execution and delivery to the Company of (i) this Agreement and (ii) blank stock powers substantially in the form attached hereto as Exhibit A for each stock certificate representing shares of Restricted Stock issued in the name of Grantee or, in the case of uncertificated shares, for all such uncertificated shares of Restricted Stock (“Stock Powers”). Promptly following receipt of all such documents by the Company, the Company shall cause either (i) the issuance of one or more stock certificate(s) representing the Restricted Stock to be delivered on behalf of Grantee to the Company to be held by the Company in escrow pursuant to the terms hereof, or (ii) the entry on the books of the Company for Grantee’s account of uncertificated shares representing the Restricted Stock, subject in each case to the Restrictions. Any certificate evidencing Restricted Stock, and any account containing uncertificated Restricted Stock may contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion.

(b) If, prior to the vesting of any shares of Restricted Stock in accordance with the Vesting Schedule, any unvested shares of Restricted Stock are forfeited to the Company, then the Company shall be entitled to such forfeited shares of Restricted Stock (including any stock certificate(s) representing such shares, transfer of any such shares to the Company’s account, cancellation of such shares and any related Stock Powers).

(c) Following the vesting of any shares of Restricted Stock in accordance with the terms hereof, but subject to Grantee’s prior satisfaction of the applicable tax withholding requirements set forth in Section 4 below, the Company shall either (i) deliver to Grantee a stock certificate(s) representing the number of shares of Restricted Stock that vested on such date that have not previously been forfeited in accordance with the provisions of this Agreement or, (ii) in the case of uncertificated shares, instruct the Company’s transfer agent to remove any legends or stop transfer instructions applicable to such shares.

(d) Notwithstanding any other provision of this Agreement, all stock certificates representing shares of Restricted Stock shall be held by the Company in escrow, and all uncertificated shares of Restricted Stock shall be held by the Company or its transfer agent subject to the Restrictions, until such time as the Committee shall determine that the delivery of such certificates or the removal of the Restrictions from uncertificated shares is appropriate pursuant to the terms of the Plan and this Agreement.

Section 4. Income Taxes; Section 83(b) Election. Grantee acknowledges that any income for federal, state or local income tax purposes that Grantee is required to recognize on account of the grant or vesting of Restricted Stock pursuant to this Agreement shall be subject to withholding of tax by the Company. Grantee agrees that the Company may either withhold an appropriate amount from any compensation or any other payment of any kind then payable or that may become payable to Grantee, or require Grantee to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company. In the event Grantee does not make such payment when requested, the Company may refuse to issue or cause to be delivered any shares under this Agreement or any other incentive plan agreement entered into by Grantee and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made. Grantee agrees further to notify the Company promptly if Grantee files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to any shares of Restricted Stock granted to Grantee pursuant to this Agreement.

Section 5. Rights as a Grantee. Neither the Plan nor this Agreement shall be deemed to give Grantee any right to continue to be employed by the Company, nor shall the Plan or the Agreement be deemed to limit in any way the Company’s right to terminate the employment of the Grantee at any time.

Section 6. Further Assistance. Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed.

Section 7. Confidentiality. Grantee acknowledges that the business of the Company is highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in its business to obtain a competitive advantage over competitors. Grantee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Grantee acknowledges that by reason of Grantee’s duties to and association with the Company, Grantee has had and will have access to and has and will become informed of confidential business information which is a competitive asset of the Company. Grantee hereby agrees that Grantee will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of employment responsibilities. Grantee shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Grantee’s legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Grantee shall, to the extent practicable and lawful in any such events, give prior notice to the Company of Grantee’s intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which Grantee will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company.

Section 8. Securities Laws. Grantee acknowledges that applicable securities laws may restrict the right and govern the manner in which Grantee may dispose of the Restricted Stock obtained pursuant to this Agreement and Grantee agrees not to offer, sell or otherwise dispose of any such shares in a manner that would violate the Securities Act of 1933, as amended, or any other federal or state law.

Section 9. Prohibition on Transfer or Assignment. Except as provided in the Plan, this Agreement may not be transferred or assigned, other than an assignment by will or by laws of descent and distribution.

Section 10. Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the vesting or the forfeiture of any portion of the Restricted Stock.

Section 11. Agreement to Abide by Plan; Conflict between Plan and Agreement. The Plan is hereby incorporated by reference into this Agreement and made a part hereof as though fully set forth in this Agreement. Grantee, by execution of this Agreement, (i) represents that Grantee is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Grantee accepts as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any question arising under the Plan and this Agreement (including, without limitation, the cause of any termination of Grantee’s employment with the Company). In the event of any conflict between the Plan and this Agreement, the Plan shall control and this Agreement shall be deemed to be modified accordingly.

Section 12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

Section 13. Choice of Law. To the extent not superseded by federal law, the laws of the state of Colorado (without regard to the conflicts of laws of Colorado) shall control in all matters relating to this Agreement and any action relating to this Agreement must be brought in State and Federal Courts located in the state of Colorado.

Section 14. Notice. All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth below the recipient’s signature to this Agreement. Either party to this Agreement may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at such address using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this section.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

EXECUTED as of the Date of Grant set forth above.

THE PARENT COMPANY		GRANTEE

By
	{Name and Title}	{Employee’s name}

Address:		Address:

	Attn.: Stock Option Administration	Social Security No.

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, I,                                         , hereby sell, assign, transfer, and convey unto The Parent Company                      shares of The Parent Company’s common stock, $.001 par value per share, standing in my name of the books of The Parent Company and represented by Certificate No.              (if such shares are uncertificated, state “None”), and do irrevocably constitute and appoint                      my attorney-in-fact, with full power of substitution, to transfer such shares on the books of The Parent Company.

Signature

Date

A-1